SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to section 240.14a-12

DENMARK BANCSHARES, INC.

------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchanged Act Rules 14a-6(i)(1) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchanged Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

March 31, 2012

To our shareholders:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Denmark Bancshares, Inc. Our meeting will be at 10:30 a.m. on Tuesday, April 24, 2012, at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin. There will be a cash bar available after the meeting and a complimentary lunch will be served.

The attached Notice of Annual Meeting and Proxy Statement describe the business matters to be acted upon at the meeting.

Information concerning our results of operations and financial condition is contained in the enclosed Annual Report.

We also invite you to attend a half hour informational session on the economy and financial markets. Jeanne Wolf, Financial Consultant with LPL Financial, will address the current market conditions and an investor outlook for 2012 beginning at 9:30 a.m.

Please complete, sign and return the enclosed proxy card whether or not you expect to attend the meeting. This will not prevent you from voting in person at the meeting if you prefer. The Board of Directors encourages you to attend the meeting and return your proxy card.

Thomas F. Wall John P. Olsen

Chairman of the Board CEO and President

Denmark Bancshares, Inc. Denmark Bancshares, Inc.

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2012

The Annual Meeting of Shareholders of Denmark Bancshares, Inc. will be held at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin, on Tuesday, April 24, 2012, at 10:30 a.m.

The purpose of the Meeting is to consider and vote on:

  The election of two directors as named in the attached Proxy Statement.

  The ratification of the appointment of Wipfli LLP as independent auditors for Denmark Bancshares, Inc. for the year ending December 31, 2012.

  Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on February 21, 2012 are entitled to notice and to vote at the Annual Meeting and any adjournments thereof.

You are urged to complete, date, sign and promptly return the enclosed proxy card, so that the presence of a quorum will be assured. Return of the proxy card does not affect your right to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jill S. Feiler

Vice President and Secretary

March 31, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2012. The proxy statement and annual report to security holders are available at DBI's SEC Filings web page at www.denmarkstate.com/inv_sec_filings.htm.

PROXY STATEMENT

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denmark Bancshares, Inc., hereinafter referred to as "DBI", to be voted at the Annual Meeting of Shareholders ("Annual Meeting") on Tuesday, April 24, 2012, at 10:30 a.m., at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin, and all adjournments thereof. The solicitation of proxies begins on or about March 31, 2012. Shareholders of record of DBI's common stock as of the close of business on February 21, 2012 (the "Record Date"), will be entitled to one vote for each share of common stock then held. As of the Record Date, DBI had 118,917 shares of common stock issued and outstanding.

REVOCABILITY OF PROXIES

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it any time before it is exercised by giving notice thereof to DBI in writing or in person at the Annual Meeting.

Proxies that are properly executed, duly returned to DBI and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting and on such other business or matters that may properly come before the meeting in accordance with the best judgment of the persons named as proxies.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to Amended Article VII of the Articles of Incorporation of DBI, the Board of Directors is divided into three classes as nearly equal in number as possible. The term of the office of only one class of directors expires in each year and their successors are elected for terms of three years. The classes are designated as Class I, Class II and Class III. Directors Janet L. Bonkowski and Diane L. Roundy are nominated as Class I directors. Class I directors will serve for a term of three years to expire in April 2015. The two nominees currently serve on the Board of Directors. Ms. Roundy currently serves as a Class II director whose term expires in April 2013. Ms. Roundy is resigning from Class II and running as a nominee for Class I to fill the vacancy created by the retirement of Thomas F. Wall. This change from Class II to Class I for Ms. Roundy results in the three classes of directors being divided as nearly equal as possible. The Corporate Governance / Nominating Committee decided not to nominate a new candidate to replace Mr. Wall and has resolved to set the number of directors going forward at seven (7).

The two nominees have consented to serve, if elected. Unless the shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the Board's nominees. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or unwilling to serve, the shares represented by the proxies received will be voted for any other nominees selected by the Board.

The following table sets forth certain information with respect to the Board of Directors' nominees for election as directors and those directors continuing in office. Hereinafter, DBI's subsidiaries are referred to as follows: Denmark State Bank as "DSB" and Denmark Agricultural Credit Corp. as "DACC".
BOARD NOMINEES

NOMINEES FOR CLASS I DIRECTORS WITH TERM EXPIRING 2015

Janet L. Bonkowski

Ms. Bonkowski, age 44, has served as a director of DBI and DSB since 2009. She is the Public Relations Manager for Schneider National, Inc., a transportation and logistics services provider headquartered in Green Bay, Wisconsin. Ms. Bonkowski has held that position since 2005 and has more than 20 years experience in strategic planning, marketing and public relations with businesses and non-profit organizations. A Denmark, Wisconsin native who worked and grew up on her parent's dairy farm, she is acutely aware of the importance of farming to DBI's local economy. Ms. Bonkowski has earned her Accreditation in Public Relations (APR) from the Public Relations Society of America.

Diane L. Roundy

Ms. Roundy, age 50, has served as a director of DBI since 2008 and as a director of DSB since 2007.  Ms. Roundy also serves as the Chairman of the Corporate Governance / Nominating Committee of DBI. Ms. Roundy oversees the Marketing Department as Director of Business Development for Schenck, an auditing, accounting and consulting firm with over 500 employees and 8 locations.  Ms. Roundy has been in this position since 2002 and has extensive experience providing marketing direction to a wide variety of businesses.  Ms. Roundy was selected as a nominee primarily because of her experience in business development, strategic planning and marketing, extensive involvement in professional and non-profit organizations throughout DBI's market area and prior work experience on the executive management team of a financial institution. Ms. Roundy has a Masters in Business Administration from the University of Wisconsin - Oshkosh.

DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS WITH TERM EXPIRING 2013

William F. Noel

Mr. Noel, age 49, has served as a director of DBI since 2010 and as a director of DSB since 2009. Mr. Noel has been the Operations Manager of St. Bernard and St. Philip the Apostle Parishes in Green Bay, Wisconsin since 2008. Prior to that he served as a consulting engineer for STS Consultants Ltd. in Green Bay, Wisconsin between 1991 and 2008. Mr. Noel provides analytical and detailed thought processes developed from his engineering background and his current and past work experience managing finances, human resources, facilities and development activities. Mr. Noel is also one of the major shareholders of DBI and has a vested interest in shareholder returns.

John P. Olsen

Mr. Olsen, age 61, has served as a director of DBI since 2010 and as a director of DSB from 2006 through 2011. Mr. Olsen has served as the CEO of DBI since 2008 and President of DBI since 2006. Mr. Olsen has also served as the Executive Vice President of DSB since January 2012 and previously served as CEO since 2010 and prior thereto as President since 2006. Mr. Olsen has also served as a director of DACC since 1985. Mr. Olsen has held other positions with DSB since 1985. Mr. Olsen has provided leadership to DBI and DSB, is thoroughly knowledgeable of DBI's largest concentration in agri-business, and remains very active in community non-profit organizations.

CLASS III DIRECTORS WITH TERM EXPIRING 2014

Thomas N. Hartman

Mr. Hartman, age 59, has served as a director of DBI since 2002 and as a director of DSB since 1995. Mr. Hartman is the owner of Hartman's Towne and Country Greenhouse, a retail garden center, since 1985. Mr. Hartman offers his financial expertise as a successful small business owner and has a wealth of experience as a director, including extensive years of service on the Compensation and Audit Committees.

Michael L. Heim

Mr. Heim, age 53, has served as a director of DBI since 2005 and as a director of DSB since 2006. Mr. Heim is the president of Heim Trucking Company, a refrigerated trucking company, since 1982. Mr. Heim is the brother of Dennis J. Heim, Vice President and Treasurer of DBI. Mr. Heim offers his financial expertise as a successful small businessman. Through Mr. Heim's business and community involvement he maintains a rapport with DBI's shareholders and customers.

Kenneth A. Larsen, Sr., CPA

Mr. Larsen, age 60, has served as a director of DBI since 2008, as Chairman of the Board of DSB since January 2012 and as a director of DSB since 2007.  Mr. Larsen, a CPA, is the owner of K. A. Larsen Consulting, LLC, which provides tax and business consulting services. He previously practiced with a public accounting firm and has served as Chief Financial Officer of Portside Builders, Inc., a regional builder and renovator of homes and light commercial structures, and Hoida Lumber and Components, a building products supplier. As a CPA, Mr. Larsen offers his expertise in financial and accounting matters to the Board and serves as the Audit and Compensation Committee Chairman of DBI.

The two persons properly nominated who receive the greatest number of votes cast at the meeting will be elected Class I directors. Any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE FOR ALL NOMINEES.

Certain information with respect to DBI's other executive officers is set forth below:

NAME	POSITION
Jill S. Feiler

Ms. Feiler, age 42, was promoted to President of DSB in 2010 and elected as a director of DSB in January 2012. Ms. Feiler also serves as DBI's Vice President and Secretary since 2009. Ms. Feiler previously held the position of Vice President of DSB in charge of retail banking and marketing since 2006.

Dennis J. Heim

Mr. Heim, age 52, has served as Vice President of DBI since 1995 and Treasurer since 1993. Mr. Heim has also served as Senior VP and CFO of DSB since 1999. Mr. Heim has held other positions with DSB since 1983. Dennis J. Heim is the brother of Michael L. Heim, a director of DBI and DSB.

David L. Kappelman

Mr. Kappelman, age 54, has served as President of DACC and Vice President of DSB since July 2011. Mr. Kappelman is a commercial/agribusiness relationship banker and manages the agribusiness lines for DACC and DSB. Mr. Kappelman previously held a senior management role with Premier Community Bank in Marion, Wisconsin, where he was employed for 24 years.

Carl T. Laveck

Mr. Laveck, age 68, has served as Executive Vice President and Chief Credit Officer of DSB since 2007. Prior thereto he was a Regional President for US Bank, managing offices in Sheboygan and Manitowoc Counties, and served in other capacities at that institution since 1985. Mr. Laveck is responsible for DSB's business banking, credit administration and loan operations.

Lonnie A. Loritz

Ms. Loritz, age 52, has served as Vice President of DSB since 2004. Prior to 2004, she was an Assistant Vice President of DSB since 2001. Ms. Loritz has held other positions with DSB since 1994. Ms. Loritz is responsible for DSB's loan operations.

Kimberly J. Andre

Ms. Andre, age 41, has served as an Assistant Vice President of DSB since 2007. Prior thereto she was the Audit Supervisor of Baylake Bank since 1999 and also served as Controller of Baylake Bank for a short time. Ms. Andre serves as the Controller of DSB.

Jeffrey G. Vandenplas

Mr. Vandenplas, age 50, has served DSB as a Vice President since 2009 and Assistant Vice President since 2004. Mr. Vandenplas currently leads the Special Asset Group as a problem loan specialist in addition to servicing a commercial loan portfolio.

EXECUTIVE COMPENSATION

The following table lists information on compensation earned for services by the principal executive officer and the two other most highly compensated employees of DBI during the years ended December 31, 2011 and 2010.

	Summary Compensation Table
	Annual Compensation
				All Other (1)
Name and Principal Position	Year	Salary	Bonus	Compensation	Total

John P. Olsen	2011	$178,327	$32,230	$46,980	$257,537
CEO of DBI	2010	174,688	34,938	45,555	255,181

Carl T. Laveck	2011	$163,333	$36,080	$37,186	$236,599
Executive Vice President and	2010	160,000	40,000	34,942	234,942
Chief Credit Officer of DSB

Jill S. Feiler (1)	2011	$160,782	$22,601	$11,145	$194,528
President of DSB	2010	157,500	25,200	9,643	192,343

  All Other Compensation includes the following types and amounts:

				Deferred
		Directors'	401(k)/P-S	Compensation	Total All Other
	Year	Fees (1)	Contributions	Awards (2)	Compensation

Mr. Olsen	2011	$9,200	$12,780	$25,000	$46,980
	2010	9,700	10,855	25,000	45,555

Mr. Laveck	2011	$0	$12,186	$25,000	$37,186
	2010	0	9,942	25,000	34,942

Ms. Feiler	2011	$0	$11,145	$0	$11,145
	2010	0	9,643	0	9,643

  Consists of directors' and committee fees paid by DBI and subsidiaries in cash.

  Awards vested during the year under the officers' Deferred Compensation Agreements described in more detail below.

Deferred Compensation Agreements

On April 6, 2010, DSB and Mr. Olsen entered into a Deferred Compensation Agreement to provide Mr. Olsen with an incentive to remain employed by DSB until January 2014. DSB will reward Mr. Olsen with a bonus of up to $100,000 if he remains employed full-time until January 1, 2014 and meets other conditions of the agreement. Mr. Olsen earns the right to receive $25,000 for each year he remains employed full-time by DSB from 2010 through 2013. In the event of a change in control of DBI, Mr. Olsen will receive the entire bonus of $100,000, regardless of which year the change in control occurs. In the event of Mr. Olsen's death or disability, DSB will pay Mr. Olsen or his estate $25,000 for each full year of employment completed during the term of the agreement.

On February 10, 2009, DSB and Mr. Laveck entered into a Deferred Compensation Agreement to provide Mr. Laveck with an incentive to remain employed by DSB until January 2014. DSB will reward Mr. Laveck with a bonus of up to $125,000 if he remains employed full-time until January 1, 2014 and meets other conditions of the agreement. Mr. Laveck earns the right to receive $25,000 for each year he remains employed full-time by DSB from 2009 through 2013. In the event of a change in control of DBI, Mr. Laveck will receive the entire bonus of $125,000, regardless of which year the change in control occurs. In the event of Mr. Laveck's death or disability, DSB will pay Mr. Laveck or his estate $25,000 for each full year of employment completed during the term of the agreement. The following table shows the activity and total value of Mr. Olsen's and Mr. Laveck's Deferred Compensation Agreements as of December 31, 2011:

Nonqualified Deferred Compensation
Name	Amount Earned in 2011	Aggregate Balance as of 12/31/11

John P. Olsen	$25,000	$50,000
Carl T. Laveck	$25,000	$75,000

DIRECTOR COMPENSATION

The following table lists the total compensation of DBI's non-executive officer directors for the year ended December 31, 2011.

Fees Paid
Name	In Cash
Janet L. Bonkowski (1)(2)(3)(4)(5)	$19,000
Thomas N. Hartman (1)(2)(3)(5)	17,800
Michael L. Heim (3)(5)	16,100
Kenneth A. Larsen, Sr. (1)(2)(3)(4)(5)	22,400
William F. Noel (3)(5)	17,400
Diane L Roundy (2)(3)(4)(5)	18,400
Thomas F. Wall (1)(2)(3)(5)	21,400

  Member of the Audit Committee of DBI, which serves as an independent and objective party to monitor DBI's financial reporting process and internal control system. The committee also reviews and appraises the audit efforts of DBI's independent accountants and provides an open avenue of communication among the independent accountants, senior management and the Board of Directors. The committee held four meetings during 2011. The Chairman received $500 per meeting and Committee members received $300 per meeting attended. Mr. Hartman served on the committee for the first two meetings of 2011. Ms. Bonkowski replaced Mr. Hartman on the committee and served on the last two meetings of 2011.

  Member of the Compensation Committee of DBI, which, among other things, reviews and approves the compensation of DBI's executive officers. The Compensation Committee met three times during 2011 and members received a fee of $300 per meeting.

  Member of the Board of Directors of DSB, which is the largest subsidiary of DBI and holds meetings at least monthly to review the financial and regulatory activities of Denmark State Bank. During 2011, there were twelve meetings held. Members received a fee of $500 per meeting attended.

  Member of the Corporate Governance / Nominating Committee of DBI, which recommends director nominees for potential election to the Board of Directors, nominates board members to serve on standing committees and develops and recommends corporate governance principles. The Committee is also responsible for seeking and recommending director nominees for the subsidiaries of DBI. The Corporate Governance / Nominating Committee of DBI met four times during 2011 and members received a fee of $300 per meeting.

  Member of the Board Loan Committee of DSB, which reviews certain loan transactions of Denmark State Bank. Members of this committee serve on an on-call basis and received no compensation for this service in 2011. Members also attended one or two of the scheduled monthly Management Loan Committee meetings during 2011 and received a fee of $300 per meeting attended.

The Board of Directors of DBI held five meetings during 2011. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and committee meetings on which such director served. Directors of DBI were paid $500 for each of the Board of Directors' meetings attended.

DSB also compensates non-employee directors with an annual retainer of $7,000. Employee directors receive a fee of $500 per board meeting but no fees for any committee meetings attended. Employee directors receive no annual retainer fees. The Chairman of the Board of DBI received an additional annual retainer of $3,000 and the Chairman of the Audit Committee received an additional annual retainer of $2,000. Other than meeting fees and annual retainers, directors receive no other forms of compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 21, 2012, information concerning beneficial ownership of common stock of DBI by each director and nominee for directorship, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Management knows of no person who was the beneficial owner of more than 5% of the outstanding shares of common stock of DBI as of February 21, 2012.

	Amount of		Number of
	Beneficial	Percent of	Shares	Shared
Name of Beneficial Owner	Ownership (1)	Class	Pledged	Ownership (2)

Janet L. Bonkowski	9	*	0	9
Jill S. Feiler	25	*	0	0
Thomas N. Hartman	310	*	0	310
Michael L. Heim	272	*	0	83
Kenneth A. Larsen, Sr.	691	*	0	632
Carl T. Laveck	10	*	0	10
William F. Noel	3,172	2.7%	0	336
John P. Olsen	908	*	0	0
Diane L. Roundy	63	*	0	53
Thomas F. Wall	2,234	1.9%	195	2,234
All directors and executive officers
as a group (15 persons)	8,084	6.8%		3,705
* Less than 1% of shares outstanding.

  Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.

  Number of beneficial ownership shares for which voting and investment powers are shared.

CORPORATE GOVERNANCE

Mr. Thomas F. Wall was appointed Chairman of the Board of Directors in 2010. Annually, the Chairman of the Board will be selected from among the independent directors, thereby separating the position from the principal executive officer. The Board of Directors intends to select a new Chairman of the Board from among its independent directors upon the retirement of Mr. Wall effective as of the date of the Annual Meeting. Mr. Kenneth A. Larsen, Sr. serves as the Chairman of the Board for DSB, thereby separating the positions for the Chairman and CEO at DSB as well.

DBI's and DSB's directors oversee the risk management processes through the Audit Committee and as an entire Board. The Internal Auditor directly reports to the Audit Committee at least quarterly with formal reports detailing operational risks and recommendations. The Chief Credit Officer directly reports on credit risks to the entire Board on a regular basis. In addition, a third party was engaged to perform two independent reviews of the loan portfolio and internal grading system. The results of the reports were reported to the entire Board. The Chief Financial Officer reports directly to the entire Board regarding interest rate risk and liquidity risk at least quarterly.

DBI does not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of shareholders, but DBI encourages its directors to attend. All eight directors of DBI attended the 2011 annual meeting.

DBI's Board has determined that Janet L. Bonkowski, Thomas N. Hartman, Kenneth A. Larsen, Sr., Diane L. Roundy and Thomas F. Wall are independent as defined in Rule 4200 (a)(15) of Nasdaq's listing standards. Only independent directors serve on DBI's Audit, Compensation and Corporate Governance/Nominating Committees. The following table lists the current committee memberships:

Committees	Members
Audit	Janet L. Bonkowski	Kenneth A. Larsen, Sr. (1)	Thomas F. Wall
Compensation	Janet L. Bonkowski	Thomas N. Hartman	Kenneth A. Larsen, Sr. (1)
	Diane L. Roundy	Thomas F. Wall
Corporate Governance/ Nominating	Janet L. Bonkowski	Kenneth A. Larsen, Sr.	Diane L. Roundy (1)

(1) Denotes Committee Chairman.

The Board has also determined that each member of the Audit Committee is an independent director as defined in the more stringent Securities and Exchange Commission ("SEC") rules governing independence of audit committee members. Based on its review of the criteria of an audit committee financial expert, under the rule adopted by the SEC, the Board of Directors has determined that Mr. Larsen qualifies as an audit committee financial expert. The Committee also has the authority to engage legal counsel, consultants or other experts as it deems appropriate to fulfill its responsibilities.

The Audit Committee's functions and activities during fiscal 2011 are described below under the heading Audit Committee Report. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available to shareholders on DBI's website. A link to the Audit Committee Charter is provided on the Corporate Governance page of DBI's website at www.denmarkstate.com/a_about_audit.htm.

The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available to shareholders on DBI's website. A link to the Compensation Committee Charter is provided on DBI's website at www.denmarkstate.com/a_about_compensation.htm. The Compensation Committee is responsible for determining the level and composition of compensation and benefits for executive officers and directors.

The Corporate Governance/Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available to shareholders on DBI's website. A link to Corporate Governance/Nominating Committee Charter is provided on the Corporate Governance page of DBI's website at www.denmarkstate.com/a_about_committee_charter.htm. It is the policy of the Corporate Governance/Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on DBI's Board of Directors. To submit a recommendation of a director candidate to the Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee:

  The name and address of the person recommended as a director candidate;

  The qualifications of the person recommended as a director candidate, including business experience, familiarity with and participation in the local community, integrity, dedication, independence from DBI and other relevant factors;

  The consent of the person being recommended as a director candidate to be a nominee and to serve as a director if elected.

In order for a director candidate to be considered for nomination at DBI's Annual Meeting of Shareholders, the recommendation must be received by the Chairman no later than November 30th, of the year prior to the Annual Meeting of Shareholders, which is regularly held on the 4th Tuesday in April, in accordance with DBI's written Policy on Shareholder Recommendations of Director Candidates', a copy of which can be accessed at www.denmarkstate.com/inv_corp_gov.htm.

The Nominating Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, vision, integrity, dedication, cooperativeness with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. DBI defines diversity to include differences of professional background and experience, education, community involvement and other individual attributes that contribute to a well-rounded Board. DBI does not focus on such things as race, gender or national origin as part of its diversity. The Nominating Committee seeks nominees for director from shareholders, directors and executive officers of DSB.

DBI does not have a formal policy regarding shareholder communications with the Board of Directors. Any shareholder who desires to communicate directly with the Board of Directors may address correspondence to the entire Board of Directors, or to any individual Board member, to Denmark Bancshares, Inc., P.O. Box 130, Denmark, Wisconsin 54208-0130. All correspondence received in this manner will be promptly forwarded to the specified addressee. In lieu of writing to the Board members, a shareholder may communicate directly with a Board member at DBI's annual meeting.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee is responsible for determining the level and composition of compensation and benefits for directors and executive officers. The Compensation Committee believes that the compensation for executive officers and directors should be at a market level in order to attract and retain qualified individuals. The market data is developed by obtaining a number of compensation surveys so that compensation aligns with the average pay rate for each position within the local labor market. This market based compensation system allows DBI to better manage direct compensation expenses and enables performance based compensation. The Compensation Committee believes that these compensation practices enhance DBI's ability to recruit, develop and retain knowledgeable, experienced and loyal employees.

Individual executive compensation is reviewed on an annual basis. The Compensation Committee reviewed 2010 executive compensation survey data from one survey. The Compensation Committee also relied on 2009 compensation survey data of seventy-nine public bank holding companies ranging in size from $330 million to $540 million of total assets. In approving the executive officers' salaries and determining the salary of the principal executive officer, the Compensation Committee compared the base salaries paid or proposed to be paid by DBI with ranges of salaries paid by commercial banks of similar size relative to DBI.

The Compensation Committee relied on recommendations from Mr. Olsen, DBI's principal executive officer, concerning 2011 salary adjustments for the executive officers (other than his own). The Compensation Committee reviewed the recommendations made by Mr. Olsen and then made final decisions on the base salaries to be paid by DBI. The Compensation Committee determined the annual salary paid to the principal executive officer.

The Compensation Committee relied on compensation surveys and executive compensation data of peer bank holding companies in determining the 2011 annual bonuses of the executive officers. The Compensation Committee also compared the operating results and performance ratios of DSB to operating results and performance ratios of commercial banks of similar asset size relative to DSB. Furthermore, the Compensation Committee considered the actual results achieved during 2011 versus the 2011 financial goals and the execution of DBI's strategic plan when awarding the 2011 incentives.

The Compensation Committee reviewed and discussed information related to director compensation from a bank director survey and from information contained in the 2009 proxy statements of sixty-nine bank holding companies of similar size.

CODE OF ETHICS

DBI has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including DBI's principal executive officer and principal accounting officer. The Code of Ethics and Business Conduct may be found on the Corporate Governance page of DBI's website at www.denmarkstate.com/a_about_code.htm .

AUDIT COMMITTEE REPORT

The Audit Committee serves as an independent and objective party to monitor DBI's financial reporting process and internal control system. The Committee also reviews and appraises the audit efforts of DBI's internal auditor and independent accountants and provides an open avenue of communication among the independent accountants, senior management and the Board of Directors.

As part of its activities the Audit Committee has:

  Reviewed and discussed with management and Wipfli LLP the audited financial statements of DBI;

  Discussed with the independent auditors, Wipfli LLP, matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communication with Audit Committees) and SAS No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the rules of the Public Company Accounting Oversight Board.  Discussions included the overall scope and plans for the audit, the adequacy of DBI's internal controls, and the overall quality of DBI's financial reporting;

  Received written disclosures and the letter from Wipfli LLP required by the Public Company Accounting Oversight Board regarding Wipfli LLP's communications with the audit committee concerning independence; and

  Discussed with Wipfli LLP matters relating to their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that the Board approve the inclusion of DBI's audited financial statements in DBI's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee Members

Janet L. Bonkowski Kenneth A. Larsen, Sr. Thomas F. Wall

TRANSACTIONS WITH RELATED PERSONS

From time to time DBI has made loans to executive officers and directors of DBI, their family members and related entities. Such loans were made in the ordinary course of business, were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. The Officer and Board Loan Committees of DSB, in accordance with DSB's written Lending Policy, review and approve or ratify all loans to executive officers and directors, their family members and related entities. DSB's Lending Policy governs loans to insiders and requires the interested director or officer to abstain from voting and from participating in the discussion of loan requests.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires DBI's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of DBI's common stock and to furnish DBI with copies of the forms they file. Based solely on a review of the copies of these reports furnished to DBI, during the fiscal year ended December 31, 2011, DBI believes that all reporting requirements under Section 16(a) were met in a timely manner by its directors and executive officers.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Wipfli LLP served as the Company's independent public accountants for the year ended December 31, 2011. The following table sets forth the fees paid by DBI to Wipfli LLP for professional services during 2010 and 2011:
	2011	2010
Audit Fees (1)	$87,792	$91,888
Tax Fees (2)	11,750	14,325
All Other Fees (3)	0	11,505

Total Fees	$99,542	$117,718

  Audit fees include fees for the audit of DBI's annual financial statements, reviews of the quarterly unaudited financial statements included in DBI's Form 10-Q and review and assistance with other SEC filings.

  Tax fees were for services rendered for preparation of tax returns and consultations with DBI on various tax matters.

  All Other Fees in 2010 were for services related to updating the salary structure to include market analysis by job position and assistance to the Compensation Committee on the development of incentive plans.

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants along with an estimate of fees to be paid for those services in order to assure that the fees paid for non-audit services do not impair the auditor's independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and each pre-approval is detailed as to the particular service or category of services. The Audit Committee annually reviews the services provided by the independent public accountants and the fees paid for the services performed.

Subject to ratification by shareholders at the Annual Meeting, DBI has selected Wipfli LLP to audit DBI's financial statements for the year ending December 31, 2012. No representatives of Wipfli LLP are expected to attend the Annual Meeting.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of Wipfli LLP as independent registered public accounting firm for DBI. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the ratification of the appointment of Wipfli LLP as independent auditors for DBI for the year ended December 31, 2012.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF WIPFLI LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2012.

SOLICITATION OF PROXIES

The Board of Directors is soliciting this proxy, and DBI will pay the cost of solicitation. In addition to the use of the mail, employees of DBI and its subsidiaries may solicit proxies personally or by telephone, fax or electronic mail, without additional compensation.

OTHER MATTERS

As of March 31, 2012, the Board of Directors is not aware of any business to be presented for action at the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the executed and returned proxies will be voted by the persons named as proxies with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be included with the proxy materials for next year's Annual Meeting must be submitted in writing. Any such proposal must be received at DBI's corporate office at 103 E. Main St., P.O. Box 130, Denmark, Wisconsin 54208-0130 no later than December 1, 2012, and must comply with the proxy rules of the Securities and Exchange Commission. Additionally, if DBI receives notice of a shareholder proposal after January 25, 2013, the persons named in proxies solicited by the Board of Directors of DBI for its 2012 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

FINANCIAL INFORMATION

DBI's Annual Report to Shareholders, for the year ended December 31, 2011, accompanies this Proxy Statement, but does not constitute a part of it.

BY ORDER OF THE BOARD OF DIRECTORS

John P. Olsen

CEO and President

March 31, 2012

FORM 10-K

A copy of DBI's annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of record on February 21, 2012. To obtain a copy of Form 10-K send your written request to John P. Olsen, CEO and President, Denmark Bancshares, Inc., 103 East Main St., P.O. Box 130, Denmark, Wisconsin 54208-0130.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2012. The proxy statement and annual report to security holders are available at DBI's SEC Filings web page at www.denmarkstate.com/inv_sec_filings.htm.

DENMARK BANCSHARES, INC. PROXY CARD

Annual meeting of shareholders on April 24, 2012

The undersigned holder of Common Stock of Denmark Bancshares, Inc. ("DBI") hereby appoints Kenneth A. Larsen, Sr. and William F. Noel, or either of them individually, with full power of substitution, to act as proxy for and to vote all shares of Common Stock of DBI of the undersigned at the Annual Meeting of Shareholders, to be held at Whipp's Dining Hall, 5073 Highway 29, Green Bay, Wisconsin, on April 24, 2012, or any adjournment thereof:

1. Election of Directors - The Board of Directors recommends a vote FOR all of the listed nominees:

Janet L. Bonkowski  FOR  VOTE WITHHELD Diane L. Roundy  FOR  VOTE WITHHELD

2. The ratification of the appointment of Wipfli LLP as independent public accountants for DBI for the year ending December 31, 2012.

 FOR  AGAINST  ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the proposals listed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DBI FOR THE ANNUAL MEETING OF SHAREHOLDERS ON April 24, 2012. The Board of Directors recommends a vote "FOR" the Nominees for election as directors and urges each shareholder to vote for all nominees. The Board also recommends a vote "FOR" RATIFICATION OF WIpfli LLP as accountants for the coming year.

I plan to attend the investor presentation at 9:30 a.m. Yes  No

Dated ___________________________, 2012. I plan to attend the Annual Meeting at 10:30 a.m. Yes  No

______________________________________________________ ______________________________________________________

Print name of shareholder Print name of shareholder

______________________________________________________ ______________________________________________________

Signature of shareholder Signature of shareholder

When shares are held by joint tenants, both should sign. When signing as attorney, or as personal representative, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.